UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 19, 2018

PPG INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-1687	25-0730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania		15272
(Address of principal executive offices)		(Zip Code)

(412) 434-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
At its 2018 Annual Meeting of Shareholders, the shareholders of PPG Industries, Inc. (the “Company”) voted on the following matters:

1.	The three nominees for director were elected to serve three-year terms ending in 2021 as follows:

Nominees	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Victoria F. Haynes	181,820,104	3,400,976	281,514	29,178,188
Michael W. Lamach	183,024,536	2,212,087	265,971	29,178,188
Martin H. Richenhagen	147,229,618	37,998,541	274,435	29,178,188
The following continuing directors did not stand for re-election at the 2018 Annual Meeting of Shareholders (the year in which each director’s term expires is indicated in parenthesis): James G. Berges (2019), John V. Faraci (2019), Gary R. Heminger (2019), Michael H. McGarry (2019), Stephen F. Angel (2020), Hugh Grant (2020), Melanie L. Healey (2020) and Michele J. Hooper (2020).

2.	The proposal to approve the compensation of the Company’s named executive officers on an advisory basis was approved as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
171,894,967	12,639,656	967,677	29,178,188

3.
By the following vote, the shareholders did not approve the proposal (which required the affirmative vote of 80 percent of the Company’s outstanding shares) to amend the Company’s Articles of Incorporation to provide for the annual election of directors:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
184,570,148	621,090	311,356	29,178,188

4.	The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2018 was approved as follows:

Votes For	Votes Against	Votes Abstained
208,545,713	5,799,107	335,962
There were no broker non-votes with respect to this matter.

As of the record date of the 2018 Annual Meeting, 249,322,784 shares of common stock were issued and outstanding.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPG INDUSTRIES, INC.
(Registrant)

Date: April 23, 2018	By:	/s/ Michael H. McGarry
Michael H. McGarry
Chairman and Chief Executive Officer